                                                                    EXHIBIT 10.2

                                   AGREEMENT

     THIS AGREEMENT, made and entered into this 1st day of April, 2004, by and between WESBANCO BANK, INC., hereinafter referred to as "Bank" and ROBERT P. BREZING, hereinafter referred to as "Employee", and WESBANCO, INC., a West Virginia corporation, hereinafter referred to as "Wesbanco".

     WHEREAS, Employee is serving as an executive officer of Cornerstone Bank as of the date hereof and it is anticipated that Cornerstone Bank will be merged with and into Bank (the "Merger"); and

     WHEREAS, the Bank wishes to assure itself of the Employee's full time employment and continuing services in an executive capacity.

     WITNESSETH THAT: In consideration of the mutual promises and undertakings hereinafter set forth, the parties hereto agree as follows:

     1. OFFER OF EMPLOYMENT. The Bank agrees to, and hereby does, continue the employment of Employee at Bank in an executive capacity. In that capacity, Employee shall be answerable to the Board of Directors of the Bank and such other officers of Wesbanco, the parent company of the Bank, as the Board of Directors of Wesbanco shall direct. Employee shall perform such duties, compatible with his employment under the Agreement, as the Bank, and Wesbanco, from time to time may assign to him.

     2. COMPENSATION. As compensation for the performance of the services specified in Paragraph (1) and the observance of all of the provisions of this Agreement, the

Bank agrees to pay Employee, and Employee agrees to accept, the following amounts and benefits during his term of employment:

          (A) Salary at a rate to be determined by the Board of Directors of the Bank, with notice to be given to employee in April of each calendar year, but in no event shall Employee's salary be less than One Hundred Forty Thousand Two Hundred Ninety-five Dollars ($140,295.00), per year, plus any increases granted by the Board of Directors after the date hereof, and payable in equal biweekly installments; and

          (B) Such other miscellaneous benefits and perquisites as the Bank provides to its executive employees generally.

     3. ACCEPTANCE OF EMPLOYMENT. Employee accepts the employment provided for herein, at the salary set forth above, and agrees to devote his talents and best efforts to the diligent, faithful, and efficient discharge of the duties of his employment, and in furtherance of the operations and best interests of Bank, and observe and abide by all rules and regulations promulgated by Bank for the guidance and direction of its employees and the conduct of its business, operations, and activities.

     4. TERM OF AGREEMENT. The employment term provided for herein shall consist of a term of two (2) years, beginning on the effective date of the Merger and ending on the second anniversary of such date whereupon this Agreement shall terminate and Employee shall become an "at will" employee of the Bank in accordance with the Personnel Policies of the Bank in effect at such time.

     5. CONFIDENTIALITY. Employee agrees that such information concerning the business, affairs, and records of Bank as he may acquire in the course of, or as incident to, his employment hereunder, shall be regarded and treated as being of a confidential nature, and that he will not disclose any such information to any person, firm, or corporation, for his own benefit or to the detriment of Bank, during the term of his employment under this Agreement or at any time following the termination thereof.

     6. MISCELLANEOUS BENEFITS. This Agreement is not intended, and shall not be deemed to be in lieu of any rights, benefits, and privileges to which Employee may be entitled as an Employee of Bank under any retirement, pension, profit sharing, insurance, hospital, bonus, vacation, or other plan or plans which may now be in effect or which may hereafter be adopted by Bank, it being understood that Employee shall have the same rights and privileges to participate in such plans and benefits, as any other employee, during the period of his employment.

     7. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon Bank's successors and assigns, including, without limitation, any company or corporation which may acquire substantially all of Bank's assets or business, or with, or into which Bank may be merged or otherwise consolidated.

     8. TERMINATION. The Employee's employment hereunder shall terminate upon the earliest to occur of any one of the following:

          (A) The expiration of the initial term of this Agreement, or any extended term of this Agreement by written notice of termination as provided in Paragraph 4 hereof; or

          (B) By the Bank for cause, after thirty (30) days written notice to Employee. Cause for purposes of this Agreement shall mean as follows:

               (i) An act of dishonesty, willful disloyalty or fraud by the Employee that the Bank determines is detrimental to the best interests of the Bank; or

               (ii) The Employee's continuing inattention to, neglect of, or inability to perform, the duties to be performed under this Agreement, or

               (iii) Any other breach of the Employee's covenants contained herein or of any of the other terms and provisions of this Agreement, or

               (iv) The deliberate and intentional engaging by the Employee in gross misconduct which is materially and demonstrably injurious to the Bank.

          (C) Employee shall have the right to terminate this Agreement and his active employment hereunder at any time upon ninety (90) days written notice to the Bank.

          (D) Upon the death of Employee, this Agreement shall automatically terminate.

     9. EFFECT OF TERMINATION. In the event of a termination of this Agreement, Employee shall be paid the following severance benefits, payable promptly after the date of termination of his employment, in the following manner:

          (A) In the event that this Agreement is terminated by the death of Employee, this Agreement shall be deemed to have been terminated as of the date of such death except, however, that Bank shall pay to the surviving spouse of Employee, or in lieu thereof, to Employee's estate, an amount equal to six months of the base salary at his then current base rate, provided, however, that if such death occurs within six months of the normal retirement date as provided by the Bank's defined benefit pension plan, or after such normal retirement date, so that a pension distribution or benefit is payable to the surviving spouse of Employee, such payment shall be reduced to an amount equal to one month of the base salary at his then current base rate.

          (B) In the event that this Agreement is terminated by Employee and Bank by mutual agreement, then Bank shall pay such severance benefits, if any, as shall have been agreed upon by Bank and Employee.

          (C) In the event that Bank attempts to terminate this Agreement, other than for cause, death of Employee, or by mutual agreement with Employee, in addition to any other rights or remedies which Employee may have, Employee shall receive an amount equal to the greater of (i) six months of base salary at his then current base rate, or (ii) the base salary Employee would have received had he continued to be employed pursuant to this Agreement throughout the end of the then existing term of employment hereunder.

          (D) In the event Bank terminates this Agreement for cause, no severance benefits shall be payable hereunder.

     10. ENTIRE UNDERSTANDING; AMENDMENT. Upon consummation of the Merger and subject to the provisions of that certain Non-Competition and Confidentiality

Agreement, dated as of the date hereof, this Agreement supersedes all previous agreements between Employee and Bank and contains the entire understanding and agreement between the parties with respect to the subject matter hereof, and cannot be amended, modified, or supplemented in any respect except by a subsequent written agreement executed by both parties.

     11. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of West Virginia.

     12. CERTAIN OBLIGATIONS OF WESBANCO. While the parties acknowledge that certain provisions of this Agreement may be unenforceable in some respects against the Bank, pursuant to applicable banking law, it is nonetheless the intention of the parties to create pursuant to this Agreement a valid employment for a definite term with specified benefits. As an inducement for Employee and Bank to enter into this Agreement whereby Employee would be employed by Bank for a definite term, Wesbanco hereby undertakes the independent, separate and unconditional obligation to Employee to pay all amounts which are or may become due to Employee under this Agreement as set forth herein, regardless of the status of the direct or indirect enforceability or validity of Bank's obligation to pay any or all such amounts as may be due hereunder to Employee; provided, however, that for purposes of this Paragraph 12, Wesbanco shall be obligated to the Employee for any bonuses or any increases in base salary in excess of the rate of One Hundred Forty Thousand Two Hundred Ninety-five Dollars ($140,295.00) per annum only to the extent that it has consented to such bonuses or increases. Wesbanco also acknowledges that it may or may not be entitled to indemnification or contribution from Bank or to be subrogated to the claim of Employee hereunder for any payments Wesbanco may make to Employee; and Wesbanco hereby specifically waives any rights it may otherwise have to indemnification or contribution from Bank or to be subrogated to the claim of Employee hereunder in the event that such payments as are made by Wesbanco would be unenforceable or invalid for any reason against Bank.

     13. MISCELLANEOUS. The invalidity or unenforceability of any term or provision of this Agreement as against any one or more parties hereto, shall not impair or effect the other provisions hereof or the enforceability of said term or provision against the other parties hereto, and notwithstanding any such invalidity or unenforceability, each term or provision hereof shall remain in full force and effect to the full extent consistent with law.

     IN WITNESS WHEREOF, Bank and Wesbanco have caused these presents to be signed and their corporate seals to be hereto affixed, and Employee has hereto affixed his signature and seal, at Springfield, Ohio, as of the day and year first above written.

                                            WESBANCO BANK, INC.

                                            BY /s/ Paul M. Limbert
                                               --------------------------------
                                                 ITS President

(SEAL)

ATTEST:

/s/ Linda M. Woodfin
--------------------
      SECRETARY

                                            /s/ Robert P. Brezing         (SEAL)
                                            ------------------------------------
                                            ROBERT P. BREZING

                                            WESBANCO, INC.

                                            BY /s/ Paul M. Limbert
                                               ---------------------
                                                   ITS President

(SEAL)

ATTEST:

/s/ Linda M. Woodfin
---------------------------
        SECRETARY